UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
May 5, 2022
SHARPS COMPLIANCE CORP.
Commission File No. 001-34269

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	74-2657168
(State Or Other Jurisdiction Of Incorporation Or Organization)	(IRS Employer Identification No.)
9220 Kirby Drive, Suite 500
Houston, Texas 77054
(Address Of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code)
713-432-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Shares, $0.01 Par Value	SMED	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is a an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed
Interim Review.

Item 9.01 Financial Statement and Exhibits.

SIGNATURES

     INDEX EXHIBITS

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed
Interim Review.

On May 5, 2022, the Audit Committee of the Board of Directors of Sharps Compliance Corp. (“Sharps” or the “Company”) concluded that the unaudited consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2021 and December 31, 2021, filed with the Securities and Exchange Commission on November 3, 2021 and February 2, 2022, respectively (the “Initial Filings”), should not be relied upon because the Company had under reported freight costs associated with immunization related mailbacks returned for treatment. This occurred primarily as a result of a misunderstanding with the applicable carrier regarding certain charges for services rendered during these periods.

We intend to file amendments to the Initial Filings in order to restate the unaudited consolidated financial statements as of and for the quarterly and year-to-date periods ended September 30, 2021 and December 31, 2021 (such amendments, the “Amended Filings”).

We anticipate that the amended Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 will reflect an increase in operating loss of approximately $0.7 million and an increase in net loss of approximately $0.6 million resulting in a net loss of approximately $1.3 million as compared to a net loss originally reported of approximately $0.8 million.

We anticipate the amended Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2021 will reflect, for the fiscal quarter then ended, a decrease in operating income of approximately $1.2 million and a decrease in net income of approximately $0.9 million, resulting in net income of approximately $0.6 million as compared to net income originally reported of approximately $1.4 million. For the six-month period ended December 31, 2021, we anticipate that there will be a reduction in operating income of approximately $1.9 million and a reduction of net income of approximately $1.4 million, resulting in a net loss of approximately $0.8 million as compared to net income originally reported of approximately $0.6 million.

Previously reported amounts for revenue, total cash flows from operating activities, and net changes in cash and cash equivalents are not affected by the adjustments described above.

The Company’s management and the Audit Committee have discussed the matters set forth herein with BDO USA, LLP, the Company’s independent registered public accounting firm.

In the course of the Company’s evaluation of the matters described above, management determined that its internal control over financial reporting did not operate effectively with respect to recording of costs as services were being rendered. As a result, the Company has determined that a material weakness in internal control over financial reporting existed as of such dates, and consequently that the Company’s disclosure controls and procedures as of such dates were not effective.

Additionally, the Company’s earnings and press releases and similar communications, to the extent that they relate to our financial statements for the Initial Filings, should no longer be relied upon.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the impact of the Company’s restatement of certain historical consolidated financial statements and any proposed remediation measures with respect to internal control over financial reporting. These statements are based on current expectations on the date of this Current Report on Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Item 9.01. Financial Statements and Exhibits.
(a) Financial Information
Not applicable
(b) Pro Forma Financial Information
Not applicable
(c) Exhibits
Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2022	SHARPS COMPLIANCE CORP.

By: /s/ DIANA P. DIAZ
Diana P. Diaz
Senior Vice President and Chief Accounting Officer

INDEX TO THE EXHIBITS

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)